      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998



                                             SECURITIES ACT FILE NO. 333-50141

                                     INVESTMENT COMPANY ACT FILE NO. 811-5567

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933            [X]

                    Pre-Effective Amendment No. ___________        [ ]

                    Post-Effective Amendment No.____1______        [X]

                                     and/or


REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    [X]

                    Amendment No. ___9______                       [X]


                     COLONIAL INTERMEDIATE HIGH INCOME FUND
               (Exact Name of Registrant as Specified in Charter)

                One Financial Center, Boston, Massachusetts 02111
                    (Address of Principal Executive Offices)

                                 (617) 426-3750
              (Registrant's Telephone Number, including Area Code)


                             William J. Ballou, Esq.
                      Colonial Management Associates, Inc.
                              One Financial Center
                        Boston, Massachusetts 02111-2621
                     (Name and Address of Agent For Service)

                                 With a copy to:

       John M. Loder, Esq.                    Thomas A. Hale, Esq.
          Ropes & Gray           Skadden, Arps, Slate, Meagher & Flom (Illinois)
     One International Place                 333 West Wacker Drive
Boston, Massachusetts 02110-2624          Chicago, Illinois 60606-1285

                  APPROXIMATE DATE OF PROPOSED PUBLIC OFFERING:
As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend
reinvestment plan, check the following box.   [X]

       CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933

                              PROPOSED       PROPOSED
TITLE OF                      MAXIMUM        MAXIMUM
SECURITIES     AMOUNT         OFFERING       AGGREGATE      AMOUNT OF
BEING          BEING          PRICE PER      OFFERING       REGISTRATION
REGISTERED     REGISTERED     SHARE(1)       PRICE(1)       FEE(2)
----------     ----------     ---------      ---------      ------------

Shares of
Beneficial
Interest       5,010,532       $7.625      $38,205,306       $11,271



(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. Based on the average of the high and low sales prices reported on the New York Stock Exchange on April 10, 1998.



(2)  Previously paid.

Explanatory Note: Part A and B and all items of Part C other than Item 24(2):
Exhibits are incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-50141) and Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5567). This Amendment is filed solely for the purpose of filing Exhibit (k)(6) under Rule 462(d) under the Securities Act of 1933.



                                     PART C

                                OTHER INFORMATION

Item 24. Financial Statements and Exhibits


         (2)  Exhibits

               (a)(1)        Agreement and Declaration of Trust (1)
               (a)(2)        Amendment No. 1 to Agreement and Declaration of
                             Trust (1)
               (b)           By-Laws, as amended (1)
               (c)           Not applicable
               (d)(1) Form of specimen share certificate for Shares of Beneficial Interest, without par value (1)
               (d)(2)        Form of Subscription Certificate (2)
               (d)(3)        Form of Notice of Guaranteed Delivery (2)
               (d)(4)        Form of Nominee Holder Over-Subscription Exercise
                             Form (2)
               (d)(5)        Form of Beneficial Owner Listing Certification (2)
               (e)           Dividend Reinvestment Plan (1)
               (f)           Not applicable
               (g) Management Agreement with Colonial Management Associates, Inc. (1)
               (h)           Form of Dealer Manager Agreement with
                             PaineWebber Incorporated (2)
               (i)           Not applicable
               (j)(1) Custody Agreement with The Chase Manhattan Bank (incorporated herein by reference to Exhibit 8 to Post-Effective Amendment No. 13 to the Registration Statement of Colonial Trust VI, Registration Nos. 33-45117 & 811-6529, filed with the Commission on October 27, 1997)

               (k)(1)        Transfer Agency and Registrar Agreement (2)
               (k)(1)(a) Amendment No 1. to Transfer Agency and Registrar Agreement (2)
               (k)(1)(b)     Consent to Assignment to TBC Shareholders
                             Services Inc.(now known as First Data Investor Services Group, Inc.)(2)
               (k)(2) Pricing and Bookkeeping Agreement with Colonial Management Associates, Inc. (1)
               (k)(3)        Credit Line Agreement with Bank of America
                             Illinois (1)
               (k)(4)        Form of Subscription Agent Agreement with
                             First Data Investor Services Group, Inc. (2)
               (k)(5) Form of Information Agent Agreement with Shareholder Communications Corporation (2)
               (k)(6)        Amended and Restated Credit Agreement with Bank
                             of America National Trust and Savings Association
               (l)           Opinion of counsel (including consent of
                             counsel) (2)
               (m)           Not applicable
               (n)           Consent of independent accountants (1)
               (o)           Not applicable
               (p)           Not applicable
               (q)           Not applicable
               (r)           Financial Data Schedule (1)
--------------------------------
(1) Previously filed with the Securities and Exchange Commission on April 15, 1998.

(2)   Previously filed with the Securities and Exchange Commission on May 18,
      1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment to the Registration Statement on Form N-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and the Commonwealth of Massachusetts on the 22nd day of May, 1998.

                                  COLONIAL INTERMEDIATE HIGH
                                   INCOME FUND



                               By: /s/ HAROLD W. COGGER
                                -----------------------
                                   Harold W. Cogger
                                    President

Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form N-2 has been signed below by the following persons in their capacities as officers and Trustees of the Registrant.

SIGNATURES                       TITLE                     DATE
----------                       -----                     ----



/s/ HAROLD W. COGGER            President (chief            May 22, 1998
------------------------        executive officer)
Harold W. Cogger




/s/ J. KEVIN CONNAUGHTON        Controller and Chief        May 22, 1998
------------------------        Accounting Officer
J. Kevin Connaughton




/s/ TIMOTHY J. JACOBY           Treasurer and Chief         May 22, 1998
------------------------        Financial Officer
Timothy J. Jacoby


/s/ ROBERT J. BIRNBAUM*
-------------------------               Trustee
Robert J. Birnbaum


/s/ TOM BLEASDALE*
-------------------------               Trustee
Tom Bleasdale


/s/ LORA S. COLLINS*
-------------------------               Trustee
Lora S. Collins


/s/ JAMES E. GRINNELL*
-------------------------               Trustee
James E. Grinnell

/s/ RICHARD W. LOWRY*
---------------------                   Trustee
Richard W. Lowry


/s/ WILLIAM E. MAYER*
---------------------                   Trustee
William E. Mayer


/s/ JAMES L. MOODY, JR. *
---------------------                   Trustee          *WILLIAM J. BALLOU
James L. Moody, Jr.                                       -------------------
                                                          William J. Ballou
                                                          Attorney-in-fact
                                                          May 22, 1998
/s/ JOHN J. NEUHAUSER*
---------------------                   Trustee
John J. Neuhauser


/s/ ROBERT L. SULLIVAN*
---------------------                   Trustee
Robert L. Sullivan




                                INDEX OF EXHIBITS


(k)(6) Amended and Restated Credit Agreement with Bank of America National Trust and Savings Association